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                                                                     EXHIBIT 4.1



                 NONEMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT


         THIS AGREEMENT is made this ____ day of ______________, 199__but is effective as of the ____ day of ____________, 199___, between CHICO'S FAS, Inc., a Florida corporation ("Chico's") and ___________, a nonemployee member of Chico's Board of Directors (the "Director").

                              W I T N E S S E T H

         WHEREAS, the Director is now a member of Chico's Board of Directors and Chico's desires to have the Director remain in its service and desires to encourage stock ownership by the Director and to increase the Director's proprietary interest in Chico's success; and as an inducement thereto has determined to grant to the Director the option herein provided for, to the end that the Director may thereby be assisted in obtaining an interest, or an increased interest, as the case may be, in the stock ownership of Chico's.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Grant. Chico's hereby grants to the Director an option (the "Option") to purchase __________ shares of Chico's common stock, par value $.01 per share ("Common Stock") at $_____ per share, both as adjusted pursuant to
Section 10 hereof.

         2. Exercise. The Option may be exercised at any time during the period hereinafter permitted by presentation at the principal offices of Chico's in Ft. Myers, Florida of (a) written notice to Chico's advising Chico's of the election of the Director to purchase the shares of Common Stock covered by this Option and (b) payment of the aggregate option price therefor.

         3. Period of Exercise. The Option is exercisable in whole or from time to time in part during the period from ___________, 199___ through __________, 200__, except as provided in Section 8 hereof.

         4. Vesting Schedule. The Optionee's rights under the Option shall vest 100% on ___________, 199__.

         5. Requirements of Law. Chico's shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933 (the "Act"), upon exercise of the Option, unless a registration statement under the Act is in effect with respect to the shares of Common Stock covered by the Option, Chico's shall not be required to issue such shares unless Chico's has received evidence reasonably satisfactory to the effect that the Director is acquiring such shares for investment and not with a view to the distribution thereof, and unless the certificate
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issued representing the shares of Common Stock bears the following legend:


                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND APPLICABLE STATE SECURITIES LAWS."


Any reasonable determination in this connection by Chico's shall be final, binding and conclusive.

         At such time as a registration statement under the Act is in effect with respect to the shares of Common Stock represented by certificates bearing the above legend or at such time as, in the opinion of counsel for Chico's, such legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. Chico's may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. Chico's shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         6.      Method of Payment.  Payment shall be made:

                 (a) in United States dollars by certified check, or bank draft or

                 (b) by tendering to Chico's Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the closing price, on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board in good faith and based on all relevant factors, or





                                       2.
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                 (c)      by a combination of United States dollars and Common
         Stock shares as aforesaid.

         7. Transferability of Option. The Option shall not be transferable by the Director otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

         8. Termination of Service, Death, Disability and Change in Control. Except as may be otherwise expressly provided in this Agreement, the Option herein granted shall terminate and all rights to exercise hereunder shall terminate (a) immediately in the event of the Director's discontinuance of service on Chico's Board of Directors as a result of his or her removal for cause and (b) seven (7) months after the date of the Director's discontinuance of service on Chico's Board of Directors for any other reason, other than death, disability or retirement.

         In the event of the death, disability or retirement of the Director while a member of the Board of Directors and before the date of expiration of the Option, the Option shall terminate and all rights to exercise hereunder shall terminate on the earlier of such date of expiration or one year following the date of such death, disability or retirement. After the death of the Director, his executors or administrators, or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option pursuant to the terms of this Agreement.

         If there shall occur a change in control of Chico's while any shares of Common Stock remain subject to this Option, then the Option shall become immediately exercisable without regard to Section 2 hereof and such exercisability shall terminate only pursuant to Section 2 hereof without regard to the other provisions of this Section 8. For purposes of this Agreement, a "change in control" of Chico's shall mean a change in control of a nature that would be required to reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1931 (the "Exchange Act") as in effect on the date hereof; provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act and other than the persons who are directors on the date of this Agreement) is or becomes the beneficial owner, directly or indirectly, of securities of Chico's representing 20% or more of the combined voting power of Chico's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Chico's cease for any reason to constitute at least a majority thereof.





                                       3.
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         9.      No Rights as Stockholder.  The Director shall have no
rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; no adjustment for dividends, or otherwise, except as provided in Section 10, shall be made if the record date therefor is prior to the date of exercise of such option.

         10.     Stock Adjustments.

                 (a) In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by Chico's, then, in any such event, the number of shares of Common Stock covered by the Option, and the purchase price per share of Common Stock covered by the Option shall be proportionately and appropriately adjusted for any such increase or decrease.

                 (b) Subject to any required action by the stockholders, if any change occurs in the shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of Common Stock, then, in any such event, the number and type of shares covered by the Option, and the purchase price per share of Common Stock covered by the Option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of Chico's shall cause each outstanding Option to terminate.

                 (c) In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of Common Stock within the meaning of this Agreement.

                 (d) To the extent that the foregoing adjustments relate to stock or securities of Chico's, such adjustments shall be made by, and in the discretion of, the Board, whose determination in that respect shall be final, binding and conclusive.

                 (e)      Except as hereinabove expressly provided in this
         Section 10, the Director shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by Chico's of shares of stock of any class, securities





                                       4.
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         convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

                 (f) The grant of this Option shall not affect in any way the right or power of Chico's to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

         11. Withholding. It shall be a condition to the obligation of Chico's to issue Common Stock shares upon exercise of an Option, that the Director (or any beneficiary or person entitled to act under Section 8 above) pay to Chico's, upon its demand, such amount as may be requested by Chico's for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Chico's may refuse to issue Common Stock shares.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            CHICO'S FAS, INC.



                                            By:_________________________________
                                                           President




                                           _____________________________________
                                                 ________________, Director





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